EXHIBIT 3


                              KKR 1996 Fund L.P.
                       c/o Kohlberg Kravis Roberts & Co.
                              9 West 57th Street
                              New York, New York

                                                            As of July 1, 2001

PRIMEDIA Inc.
745 Fifth Avenue
New York, New York  10151

Ladies and Gentlemen:

          Reference is made to the Stock Purchase Agreement dated as of the date hereof (the "Agreement"), among EMAP PLC, EMAP AMERICA PARTNERS, EMAP INC. and PRIMEDIA Inc. ("PRIMEDIA"). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Agreement.

          We agree that, subject to the terms and conditions of the Agreement, at the Closing, KKR 1996 Fund L.P. (the "Purchaser") will purchase equity of PRIMEDIA in an aggregate amount equal to $250,000,000 from PRIMEDIA on the terms of the term sheet attached hereto as Exhibit I, to be used by PRIMEDIA (and permitted assignees, if any) exclusively to provide partial financing for PRIMEDIA's acquisition of EMAP USA. The Purchaser will be under no obligation under any circumstances to capitalize PRIMEDIA with aggregate equity of more than $250,000,000.

          Upon the Purchaser providing any part of the financing described in this letter agreement, PRIMEDIA shall issue to the Purchaser a warrant to purchase 1,250,000 shares of PRIMEDIA's common stock in the form attached hereto at Exhibit II.

          Notwithstanding anything that may be expressed or implied in this letter agreement, PRIMEDIA, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no person or entity other than the Purchaser shall have any obligation hereunder and that, notwithstanding that the Purchaser is a partnership or limited liability company, no recourse hereunder or any documents or instruments delivered in connection herewith shall be had against any current or future officer, agent or employee of the Purchaser or against any current or future general or limited partner, director, officer, employee, member, affiliate, assignee or agent of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, employee, member, partner, affiliate, assignee or agent of any of the foregoing, as such for any obligations of the Purchaser under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligations or their creation.

          PRIMEDIA hereby represents and warrants that the incurrence of the financing on the terms set forth on Exhibit I shall not violate, accelerate obligations under or cause a default under any credit agreement, indenture, guarantee or other agreement of PRIMEDIA or any of its subsidiaries evidencing indebtedness for borrowed money.

          The Purchaser may assign its rights and delegate its responsibilities hereunder to an affiliate and any such delegation shall relieve the Purchaser of its obligations hereunder.

          This Agreement shall be governed by the internal laws of the State of New York.

           [the remainder of this page is intentionally left blank]

                                         Very truly yours,


                                         KKR 1996 Fund L.P.

                                         By: KKR Associates 1996 L.P.
                                             Its General Partner

                                             By: KKR 1996 GP LLC

                                                 By: /s/ Michael Tokarz
                                                     A General Partner



Accepted and Agreed to
As of the date written above

PRIMEDIA INC.


By: /s/ Beverly Chell
    Name:  Beverly Chell
    Title: Vice-Chairman and
           Secretary

                                                                     EXHIBIT I
Indicative Terms of KKR Financing Proposal


        COMMITMENT                  $250MM total commitment
           Funding Fee              1.25 million warrants @ $7.00 per share
        -----------------------------------------------------------------------
        TERMS OF PREFERRED STOCK

           Issuer:                  PRIMEDIA Inc. (the "Company" or "PRIMEDIA")
                                    -------------------------------------------
           Principal Amount:        $125MM
                                    -------------------------------------------
           Maturity:                Perpetual
                                    -------------------------------------------
           Investor:                A KKR fund TBD
                                    -------------------------------------------
           Ranking:                 Pari passu to the Company's existing
                                    Preferred Stock issues (series D, F and H)
                                    -------------------------------------------
           Funding Fee:             2,620,000 warrants @ $7.00
                                    -------------------------------------------
           Dividends:               12.5% Pay-in-Kind, Payable Quarterly
                                    -------------------------------------------
           Equity Warrants:         Warrants with a strike price of
                                    $7.00 will be granted to the purchaser of the Preferred Stock every 3 months while any amount of the Preferred Stock is outstanding until the fourth grant at the 12 month anniversary. The warrants will be exercisable at the holder's option for a period of 10 years from the initial funding date of the Preferred Stock and will have customary anti-dilution provisions. The following schedule illustrates the warrant issuance over the 12-month period:

                                    Preferred Stock         Cumulative Number
                                    Outstanding             of Warrants
                                    -----------             ----------------
                                    3 month Anniversary             250,000
                                    6 month Anniversary           1,250,000
                                    9 month Anniversary           2,500,000
                                   12 month Anniversary           4,000,000
                                   --------------------------------------------

           Features:                Callable at anytime; convertible by KKR at
                                    anytime after 12 months at $7.00 per share
        -----------------------------------------------------------------------

        TERMS OF COMMON STOCK PURCHASE

           Principal Amount:        Up to $125MM
                                    -------------------------------------------
           Price:                   Price to PRIMEDIA same as to non affiliated
                                    purchasers (i.e. gross of any commissions) of common stock

        -----------------------------------------------------------------------

                                                         EXHIBIT II
                                                         [Commitment Warrant]
















                                    WARRANT

                          To Purchase Common Stock of

                                 PRIMEDIA Inc.

                        Issuance Date: August 24, 2001























                       Number of Shares of Common Stock:
                       1,250,000 (subject to adjustment)

                              TABLE OF CONTENTS


                                                                          Page

SECTION 1.        DEFINITIONS...............................................1

SECTION 2.        EXERCISE OF WARRANT.......................................6

         2.1      Manner of Exercise........................................6

         2.2      Payment of Taxes..........................................8

         2.3      Fractional Shares.........................................8


         2.4      Continued Validity........................................8

SECTION 3.        TRANSFER, DIVISION AND COMBINATION, ADDITIONAL WARRANTS...8

         3.1      Transfer..................................................8

         3.2      Division and Combination..................................9

         3.3      Expenses..................................................9

         3.4      Maintenance of Books......................................9

SECTION 4.        ADJUSTMENTS...............................................9

         4.1      Stock Dividends, Subdivisions and Combinations............9

         4.2      Certain Other Dividends; Distributions...................10

         4.3      Issuance of Additional Shares of Common Stock............11

         4.4      Issuance of Convertible Securities, Warrants or
                    Other Rights...........................................11

         4.5      Superseding Adjustment...................................13

         4.6      Adjustment of Number of Shares of Warrant Stock..........13

         4.7      Other Provisions Applicable to Adjustments Under
                    this Section...........................................13

         4.8      Reorganization, Reclassification, Merger, Consolidation
                    or Disposition of Assets Not Resulting in Change of Control---------------------------------------------16

         4.9      Other Action Affecting Common Stock......................16

SECTION 5.        NOTICES TO WARRANT HOLDERS...............................17

         5.1      Notice of Adjustments....................................17

         5.2      Notice of Certain Corporate Action.......................17

SECTION 6.        NO IMPAIRMENT............................................17

SECTION 7.        COMMON STOCK; RESERVATION AND AUTHORIZATION OF
                    REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL
                    AUTHORITY..............................................18

SECTION 8.        TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS.......18

SECTION 9.        RESTRICTIONS ON TRANSFERABILITY..........................18

         9.1      Restrictive Legend.......................................18

         9.2      Restriction on Transfers.................................19

         9.3      Listing on Securities Exchange or NASDAQ.................20

         9.4      Covenant Regarding Consents..............................20

SECTION 10.       LOSS OR MUTILATION.......................................20

SECTION 11.       OFFICE OF THE COMPANY....................................20

SECTION 12.       FINANCIAL AND BUSINESS INFORMATION.......................21

         12.1     Filings..................................................21

SECTION 13.       LIMITATION OF LIABILITY..................................21

SECTION 14.       MISCELLANEOUS............................................21

         14.1     Nonwaiver and Expenses...................................21

         14.2     Notice Generally.........................................21

         14.3     Successors and Assigns...................................22

         14.4     Amendment................................................22

         14.5     Severability.............................................22

         14.6     Headings.................................................22

         14.7     GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.........22

         14.8     MUTUAL WAIVER OF JURY TRIAL..............................23

                  NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT.

                                    WARRANT

                        To Purchase 1,250,000 Shares of
                    Common Stock (subject to adjustment) of

                                 PRIMEDIA Inc.

                  THIS IS TO CERTIFY THAT, for value received, KKR 1996 FUND L.P., a Delaware limited partnership, or its permitted assigns, is the owner of one (1) Warrant (as hereinafter defined), which entitles the Holder, at any time prior to the Expiration Date (as hereinafter defined), to purchase from PRIMEDIA Inc., a Delaware corporation (the "Company"), one million two hundred and fifty thousand (1,250,000) shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

SECTION 1.........DEFINITIONS

                  As used in this Warrant, the following terms have the respective meanings set forth below:

                  "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Issuance Date, other than the Warrant Stock.

                  "Affiliate" shall mean, as to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with such Person (as such terms are defined in Rule 405 under the Securities Act) or (ii) any director, officer or partner of such Person or any Person specified in clause (i) above.

                  "Aggregate Exercise Price" shall mean, with respect to the exercise of all or a portion of the Warrant, the Exercise Price multiplied by the number of shares of Warrant Stock purchased upon such exercise.

                  "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Change of Control" shall mean (a) any Person or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than KKR and/or one or more Affiliates of KKR, that becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of a percentage of the voting common stock of the Company equal to or greater than 35% and such percentage of such voting common stock is greater than the percentage of such voting common stock then held (directly or indirectly) by KKR and its Affiliates; (b) a sale of all or substantially all of the assets of the Company to any Person (the "Successor") if any Person or "group" other than KKR and/or one or more Affiliates of KKR is the "beneficial owner" of a percentage of voting common stock of the Successor equal to or greater than 35% and such percentage of such voting common stock is greater than the percentage of such voting common stock then held (directly or indirectly) by KKR and its Affiliates; (c) during any period of two consecutive calendar years, the directors serving on the Company's Board of Directors at the beginning of such period (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or (d) the Company shall cease to own 100% of the capital stock of PRIMEDIA Companies Inc., a Delaware corporation.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "Common Stock" shall mean the collective reference to the common stock of the Company, par value $.01 per share, as constituted on the Issuance Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof in which all such shares are converted into a new class of capital stock and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.8.

                  "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities, which are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                  "Effective Date" shall mean the closing of the transaction contemplated by the Securities Purchase Agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

                  "Exercise Price" shall mean $7.00, as the same may be adjusted from time to time pursuant to the terms hereof.

                  "Expiration Date" shall mean the date that is the earlier of
         (i) the tenth anniversary of the Issuance Date and (ii) the closing date of any transaction which results in a Change of Control.

                  "Fair Market Value" shall mean, as of any exercise date or other relevant date, the average for the second Trading Day preceding such date of the high and low reported sales prices regular way of one share of Common Stock on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of Common Stock on such Trading Day, in either case on the principal national securities exchange in the United States on which the shares of Common Stock are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange on such Trading Day, on the National Association of Securities Dealers Automated Quotations National Market System, or if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or quoted on such National Market System on such Trading Day, the average of the closing bid and asked prices of a share of Common Stock in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Company. If the Common Stock is not quoted or listed by any such organization, exchange or market, the Fair Market Value of the Common Stock as of such exercise or other relevant date shall be determined in good faith by the Board of Directors of the Company.

                  "fair value" shall mean, with respect to the valuation of
         (i) any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights distributable pursuant to Section 4.2 and (ii) consideration, and assets and businesses pursuant to Section 4.7(a) (collectively, the items listed in clauses (i) and (ii) are the "Valuation Properties"), the fair value (as determined in good faith by the Board of Directors of the Company and, if required by the Majority Holders, supported by an opinion from an investment banking firm acceptable to the Majority Holders, which approval shall not be unreasonably withheld, of such Valuation Properties.

                  "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date, all shares of Common Stock issuable in respect of Convertible Securities outstanding at such date, and all shares of Common Stock issuable in respect of this Warrant outstanding on such date and all shares of Common Stock issuable in respect of other options or warrants to purchase shares of Common Stock outstanding (or contractually required to be issued by the Company) on such date.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

                  "Holder" shall mean the Person in whose name this Warrant is registered on the books of the Company maintained for such purpose or the Person holding any Warrant Stock, including, without limitation in each case, permitted transferees thereof.

                  "HSR" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Issuance Date" shall mean the date upon which this Warrant is originally issued, which date shall be the Effective Date.

                  "KKR" shall mean Kohlberg Kravis Roberts & Co., a Delaware limited partnership.

                  "KKR 1996" shall mean KKR 1996 Fund L.P., a Delaware limited partnership.

                  "Majority Holders" shall mean the Holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then receivable upon exercise of all Warrants.

                  "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor entity thereto. ----

                  "NASDAQ" shall mean the National Association of Securities Dealers Automatic Quotation System.

                  "Other Property" shall have the meaning set forth in Section 4.8.

                  "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

                  "Permitted Issuances" shall mean (i) the issuance of shares of Common Stock upon exercise of rights to acquire shares of Common Stock exercisable pursuant to options held by employees or directors under stock option plans which are in effect or may from time to time be adopted by the Company after the Issuance Date, (ii) the issuance of shares of Common Stock or Convertible Securities in connection with the provision of goods or services and (iii) the issuance of shares of Common Stock or Convertible Securities in connection with financing the transaction contemplated by the Securities Purchase Agreement.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Registrable Securities" shall mean the Warrant Stock. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or may be distributed without volume or manner of sale limitations in accordance with Rule 144(K),
         (iii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities or blue sky law then in force, or (iv) such securities shall have ceased to be Outstanding.

                  "Registration Rights Agreement" shall mean the Second Amended and Restated Registration Rights Agreement dated as of August 24, 2001 among the Company, KKR 1996, Publishing Associates, L.P., MA Associates, L.P., FP Associates, L.P., Magazine Associates, L.P., KKR Partners II, L.P. and Channel One Associates, L.P., as the same may be amended, supplemented or modified from time to time.

                  "Responsible Officer" shall mean the chief executive officer of the Company, the president of the Company, the vice chairman of the Company or the chief financial officer of the Company.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated as of August 24, 2001 between KKR 1996 and the Company, as the same may be amended, supplemented or modified from time to time; relating to the purchase of the Series J Convertible Exchangeable Preferred Stock of the Company.

                  "Subsidiary" shall mean any corporation of which an aggregate of more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by the Company and/or one or more Subsidiaries of the Company.

                  "Tender Offer" shall mean any public offer to substantially all holders of Common Stock to purchase at least 50% of the Common Stock at the time outstanding.

                  "Trading Day" shall mean each weekday other than any day on which any Common Stock is not traded on any national securities exchange, on NASDAQ or in the over-the-counter market.

                  "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale or transfer of a beneficial interest thereof within the meaning of the Securities Act (excluding any transfer to an Affiliate of KKR 1996).

                  "Warrant Stock" shall mean the shares of Common Stock received by the Holders of the Warrants upon the exercise thereof, including any such shares of Common Stock transferred to any transferee of such Holder in accordance herewith, other than a transferee who acquires such shares after the same have been (i) publicly sold pursuant to a registration statement under the Securities Act or (ii) transferred pursuant to Rule 144 of the Exchange Act, provided that such securities cease to be "restricted securities" within the meaning of Rule 144.

                  "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof, other than Warrants transferred to a transferee who acquires such Warrants after the same have been (i) publicly sold pursuant to a registration statement under the Securities Act or (ii) transferred pursuant to Rule 144 of the Exchange Act, provided that such securities cease to be "restricted securities" within the meaning of Rule 144. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

SECTION 2         EXERCISE OF WARRANT

                  2.1 Manner of Exercise

                  (a) At any time and from time to time from and after the later of (x) the first anniversary of the Effective Date and
          (y) the date that is the later of (I) 20 business days, as defined in the Exchange Act, after the date that an information statement regarding the exercise of Warrants has been mailed to the Company's stockholders pursuant to Rule 14c-2(b) promulgated under the Exchange Act and (II) the date the Company complies with Section 312.03 of the New York Stock Exchange Listed Company Manual, and until 5:00 P.M. New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for up to 1,250,000 shares of Common
          Stock, as adjusted in accordance with Section 4 of this Warrant, provided, however, that if such exercise would result in the Holder (together with KKR 1996 if the Holder is not KKR 1996) owning greater than 14.999% of the Company's Common Stock, the Holder shall not be entitled to exercise until such Holder (or KKR 1996 if Holder is not KKR 1996) has received approval of such exercise under HSR or the time for such approval has passed.

                  (b) Notwithstanding anything to the contrary in the foregoing, immediately prior to a Change of Control occurring prior to the Expiration Date this Warrant may be exercised; provided that if such exercise would result in the Holder (together with KKR 1996 if the Holder is not KKR 1996) owning greater than 14.999% of the Company's

          Common Stock, the Holder shall not be entitled to exercise until such Holder (or KKR 1996 if the Holder is not KKR 1996) has received approval of such exercise under HSR or the time for such approval has passed.


                  In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 745 Fifth Avenue, New York, New York 10151 or at the office or agency designated by the Company pursuant to Section 11, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to which the exercise shall relate and (ii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A (the "Subscription Form"), duly executed by Holder or its agent or attorney.

                  Upon receipt by the Company of (a) this Warrant and (b) the Subscription Form with the appropriate box checked thereon, the Company shall issue the number of shares of Common Stock set forth in the next paragraph.

                  To the extent, if any, Holder, in its sole discretion, has checked the box on the Subscription Form contemplating a cash exercise upon payment of the Aggregate Exercise Price, then upon payment, by certified or official bank check payable to the order of the Company, of the Aggregate Exercise Price for the shares of Warrant Stock to be purchased pursuant to the exercise of the Warrant, the Company shall, as promptly as practicable, and in any event within two (2) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such cash exercise. To the extent, if any, Holder, in its sole discretion has checked the box on the Subscription Form by which Holder elects not to pay the Aggregate Exercise Price in cash, the Company shall, as promptly as practicable, and in any event within two (2) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock having an aggregate value equal to the difference between (x) the then aggregate Fair Market Value of the number of shares of Common Stock specified in the Subscription Form and (y) the then Aggregate Exercise Price in respect of such number of shares.

                  In either case, the stock certificate or certificates so delivered shall be in such denomination or denominations as such Holder shall request in the Subscription Form and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the Subscription Form.

                  This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice is received by the Company.

                  If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to receive the number of shares of Common Stock called for by this Warrant less the number of shares issued pursuant to the aforementioned cash exercise of this Warrant or less the relevant portion of this Warrant surrendered in connection with the cashless exercise of this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

                  2.2 Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all documentary, stamp or similar issue or transfer taxes, if any, and all other taxes and other governmental charges that may be imposed with respect to, the issue or delivery of this Warrant, and all shares of Capital Stock issuable upon the exercise of this Warrant, and shall indemnify and hold KKR 1996, its partners and its other Affiliates and the Company's directors harmless from any taxes, interest and penalties that may become payable by KKR 1996, its partners or its other Affiliates or any such directors as a result of the failure or delay by the Company to pay such taxes. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder and its Affiliates, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

                  2.3 Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If any fraction of a share of Common Stock would be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay to the Holder of the Warrant an amount in cash equal to such fraction multiplied by the then-current Fair Market Value per share of Common Stock. For the purposes of this Section 2.3, the date as of which the Fair Market Value of Common Stock shall be computed shall be the date on which notice is received by the Company pursuant to Section 2.1.

                  2.4 Continued Validity. A Holder of shares of Warrant Stock shall continue to be entitled with respect to such shares to all rights and subject to all obligations to which it would have been entitled or subject as Holder under Sections 9, 10, 13 and 15 of this Warrant.

SECTION 3         TRANSFER, DIVISION AND COMBINATION, ADDITIONAL WARRANTS

                  3.1 Transfer. Subject to compliance with Section 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to
Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable pursuant to
Section 2.2 upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the receipt of shares of Common Stock without having a new Warrant issued. If requested by the Company, a new Holder shall acknowledge in writing, in form reasonably satisfactory to the Company, such Holder's continuing obligations under Sections 9 and 15.

                  3.2 Division and Combination. Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with
Section 3.1 and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  3.3 Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes not payable by the Company pursuant to Section 2.2) the new Warrant or Warrants under this Section 3.

                  3.4 Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration or transfer of the Warrants.

SECTION 4         ADJUSTMENTS

                  The Exercise Price and the number of shares of Common Stock for which this Warrant is exercisable shall be subject to adjustment as set forth in this Section 4. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event. At any time and from time to time, the Company shall promptly, without any action required of the Holders, cause the appropriate adjustment or adjustments (to the extent that more than one event requiring an adjustment has occurred since the last adjustment made) to be made pursuant to this Section 4 in respect of each Warrant outstanding.

                   4.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                   (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive or set a record date for a dividend payable in, or other distribution of, Additional Shares of Common Stock;

                  (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock;

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock; or

                  (d) issue any shares of its capital stock or other securities by reclassification of the Common Stock (other than pursuant to Section 4.8 below), then the Exercise Price shall be proportionately decreased in the case of such a dividend or distribution of Additional Shares of Common Stock or such a subdivision, or proportionately increased in the case of such a combination, or the kind of capital stock or other securities of the Company which may be purchased shall be adjusted in the case of such a reclassification of the Common Stock, each on the record date for such dividend or distribution or effective date of such subdivision, combination or reclassification, as the case may be, such that the Holder shall be entitled to receive, upon exercise of this Warrant, the aggregate number and kind of shares of Common Stock which, if the Warrant had been fully exercised immediately prior to such date, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification.

                   4.2 Certain Other Dividends; Distributions.If at any time the Company shall:

                  (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive or set a record date for any dividend or other distribution of any evidences of its indebtedness, any shares of its stock (other than Common Stock), any shares of stock of any Subsidiary or any other securities or property of any nature whatsoever (other than regular quarterly cash dividends payable out of consolidated earnings or earned surplus); or

                 (b) take a record of the holders of its Common Stock for the purpose of entitling them to receive or set a record date for any dividend or other distribution of any warrants or other rights to subscribe for Convertible Securities or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than regular quarterly cash dividends payable out of consolidated earnings or earned surplus); or

                 (c) repurchase (including any repurchase by a Subsidiary of the Company) shares of Common Stock for per share consideration that is greater than the Fair Market Value of one share of Common Stock immediately prior to such repurchase (in which event the aggregate amount so paid in excess of the aggregate Fair Market Value of all the Common Stock divided by the number of outstanding shares of Common Stock prior to such repurchase shall be considered a distribution of assets to all holders of Common Stock pursuant to this subsection), then the Exercise Price shall be adjusted to equal the Exercise Price in effect prior to such distribution or dividend multiplied by a fraction, (1) the numerator of which shall be (A) the Fair Market Value per share of Common Stock on such record date minus (B) the fair value of the amount allocable to one share of Common Stock of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the denominator of which shall be such Fair Market Value per share of Common Stock. Such adjustments shall be made whenever such a record date is fixed. A reclassification of all of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

                    4.3 Issuance of Additional Shares of Common Stock. If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for consideration in an amount per Additional Share of Common Stock less than the lesser of (x) the Exercise Price and (y) the Fair Market Value per share of Common Stock on such issuance or sale date, then the Exercise
Price shall be adjusted to be the price determined by dividing

                    (i) an amount equal to the sum of (A) the number of Shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Exercise Price in effect immediately prior to such issuance or sale and (B) the consideration, if any, received by the Company upon such issuance or sale, by

                    (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

                    Expressed as a formula the foregoing calculation is:

                    adjusted Exercise Price equals:

                           CS(BEP) + NC
                           ------------
                             CS + NCS

                    where:

                    CS is the number of shares of Common Stock outstanding immediately prior to such issuance or sale;

                  BEP is the Exercise Price in effect immediately prior to the issuance or sale of such shares of Common Stock;

                  NC is the consideration, if any, received by the Company upon such issuance or sale; and

                  NCS is the number of new shares of Common Stock issued or sold in the transaction.

                  4.4 Issuance of Convertible Securities, Warrants or Other Rights. Except as provided in Section 4.2, if at any time the Company shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, other than Permitted Issuances, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities (such price per share being computed as provided in Section 4.7(a) hereof) shall be less than the Exercise Price, then the Exercise Price shall be adjusted as provided below (in the case of warrants or other rights or

Convertible Securities, on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other similar rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding,
(ii) the price per share for such Additional Shares of Common Stock shall be deemed to be the lowest possible price per share in any range of prices per share at which such Additional Shares of Common Stock are available to such holders and (iii) the Company shall be deemed to have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other similar rights). In such event, the Exercise Price shall be adjusted to be the price determined by dividing

                  (i) an amount equal to the sum of (A) the number of Shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Exercise Price in effect immediately prior to such issuance or sale and (B) the consideration, if any, received by the Company upon such issuance or sale, by

                  (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

                  Expressed as a formula the foregoing calculation is:

                  adjusted Exercise Price equals:

                             CS(BEP) + NC
                             -----------
                               CS + NCS

                  where:

                  CS is the number of shares of Common Stock outstanding immediately prior to such issuance or sale;

                  BEP is the Exercise Price in effect immediately prior to the issuance or sale of such shares of Common Stock;

                  NC is the consideration, if any, deemed received by the Company upon such issuance or sale; and

                  NCS is the number of new shares of Common Stock deemed issued or sold in the transaction.

No further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock upon exercise of such warrants or other similar rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities. For the purposes of this Section 4.4, the date as of which the Exercise Price of Common Stock shall be computed shall be the earliest of (i) the date on which the Company shall enter into a firm contract for the issuance of such warrants or other similar rights or
(ii) the date of actual issuance of such warrants or other similar rights. Such adjustments shall be made upon the date of the issuance or sale of such warrants or other similar rights.

                  4.5 Superseding Adjustment. If, at any time after any adjustment of the Exercise Price shall have been made pursuant to Section 4.4 as the result of any issuance of warrants, rights or Convertible Securities, and either

                  (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised; or

                  (b) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event;

then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the then outstanding Warrants, but not on any then outstanding Warrant Stock, on the basis of

                  (c) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor; and

                  (d) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities.

                   4.6 Adjustment of Number of Shares of Warrant Stock. Upon each adjustment of the Exercise Price pursuant to any of the foregoing provisions of this Section 4, this Warrant shall be deemed to evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock covered by the Warrant immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the Exercise Price in effect after such adjustment.

                   4.7 Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable provided for in this Section 4:

                   (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible

          Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends, but not subtracting any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance or, if such consideration is capital stock, the Fair Market Value thereof at the time of issuance. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value (or, in the case of capital stock, Fair Market Value) of such portion of the assets and business of the nonsurviving corporation as the Board of Directors of the Company in good faith, and, if required by the Majority Holders, supported by an opinion of an investment banking firm acceptable to the Majority Holders (which approval shall not be unreasonably withheld), shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration, if any, payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration, if any, received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                    (b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as required by this Warrant or as requested by a Holder pursuant to this
         Section 4, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made (i) as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in an adjustment in excess of 1% or (ii) if not made earlier, on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                    (c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be rounded to the nearest hundred-thousandth of a share.

                    (d) When Adjustment Not Required.

                    (i) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled, and

                    (ii) No adjustment shall be required by reason of the issuance by the Company of any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities in connection with the financing of the transactions contemplated by the Securities Purchase Agreement.

                    (e) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and Holder exercises this Warrant, any Additional Shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for Holder by the Company to be issued to Holder upon and to the extent that the event actually takes place and the Company shall deliver to Holder a due bill or other appropriate instrument evidencing Holder's right to receive such shares or other property under such circumstances. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Company and escrowed property returned.

                    (f) Treasury Stock. The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof and a repurchase thereof and designation of such shares as treasury stock shall be deemed to be a redemption thereof for the purposes of this Section.

                    4.8 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets Not Resulting in Change of Control. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation and where there is no Change of Control) or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation that does not result in a Change of Control and, pursuant to the terms of such transaction, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then each Holder shall have the right thereafter to receive, upon exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation and/or Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of all or substantially its assets by a holder of the number of share of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for that this Warrant is exercisable that shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.8 "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this
Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                    4.9 Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, then the number of shares of Common Stock or other stock for which this Warrant is exercisable shall be adjusted in such manner as may be equitable in the circumstances. If the Company shall at any time and from time to time issue or sell (i) any shares of any class of common stock other than Common Stock, (ii) any evidences of its indebtedness, shares of stock or other securities which are convertible into or exchangeable for such shares of common stock, with or without the payment of additional consideration in cash or property or (iii) any warrants or other rights to subscribe for or purchase any such shares of common stock or any such evidences, shares of stock or other securities, then in each such case such issuance or sale shall be deemed to be of, or in respect of, Common Stock for purposes of this Section 4; provided, however, that, without limiting the generality of the foregoing, if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, common stock other than Common Stock, including shares of non-voting common stock, then the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the aggregate number of shares of such common stock and of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event.

SECTION 5.          NOTICES TO WARRANT HOLDERS

                    5.1 Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable, and the Exercise Price payable therefor, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by a member of the Board of Directors or one of its executive officers, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8 or 4.9) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable. In the event that (i) KKR 1996, if KKR 1996 shall then be a Holder of any Warrant, or (ii) the Majority Holders shall challenge any of the calculations set forth in such certificate within 20 days after the Company's notification thereof, the Company shall retain a firm of independent certified public accountants of national standing selected by the Company and, if KKR 1996 shall then be a Holder of any Warrant, reasonably acceptable to KKR 1996, to prepare and execute a certificate verifying the method by which the adjustment was calculated, the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8 or 4.9) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable. The Company shall promptly cause a signed copy of any certificate prepared pursuant to this Section 5.1 to be delivered to each Holder in accordance with Section 15.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

                   5.2 Notice of Certain Corporate Action. The Holder of any Warrant shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock, except that the Holder shall receive five Business Days' notice of the completion of any Change of Control transaction.

SECTION 6.        NO IMPAIRMENT

                  The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (b) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

SECTION 7.        COMMON STOCK; RESERVATION AND AUTHORIZATION OF
                  REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL
                  AUTHORITY

                  From and after the Issuance Date, the Company shall at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock that shall be so issuable, when issued upon exercise of any Warrant in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

                  Before taking any action that would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                  If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (otherwise than as provided in Section 10) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered or qualified, as the case may be.

SECTION 8.        TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

                  In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

SECTION 9.        RESTRICTIONS ON TRANSFERABILITY

                  9.1 Restrictive Legend. (a) Except as otherwise provided in this Section 9, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE SUBJECT TO THE CONDITIONS SPECIFIED IN A CERTAIN WARRANT DATED AUGUST 24, 2001, ORIGINALLY ISSUED BY PRIMEDIA INC. (THE "WARRANT"), AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER AND THE WARRANT. A COPY OF THE FORM OF SAID WARRANT IS ON FILE WITH THE SECRETARY OF PRIMEDIA INC. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH WARRANT."

                  (b) Except as otherwise provided in this Section 9, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT."

                  9.2 Restriction on Transfers. (a) Subject to Section 9.2(b) and (d) below, prior to any Transfer of any Warrants or any shares of Warrant Stock (other than a Transfer by a Holder to the Company), the Holder of such Warrants or Warrant Stock shall deliver to the Company (i) notice of such Transfer and (ii) an opinion from legal counsel to the Holder attesting to the compliance of such Transfer to the requirements of the Securities Act and this
Section 9. Upon the Company's receipt of such notice and opinion, such Holder shall be entitled to Transfer such Warrants or such Warrant Stock in compliance with the Securities Act. Each certificate, if any, evidencing such shares of Warrant Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless such legend is not required in order to ensure compliance with the Securities Act.

                  (b) Notwithstanding any other provision of this Warrant, the restrictions imposed by this Section 9 upon transferability of the Warrants and the Warrant Stock and the legend requirements of Section 9.1, shall terminate as to any particular Warrant or share of Warrant Stock when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto. Whenever the restrictions imposed by this Section 9 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

                  "THE RESTRICTIONS ON TRANSFERABILITY OF THIS WARRANT CONTAINED IN SECTION 9 HEREOF TERMINATED ON ____________, ____, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section 9 shall terminate as to any share of Warrant Stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).

                  (c) Notwithstanding anything in this Warrant to the contrary, in the event of a Tender Offer, the restrictive legends referred to in paragraphs 9.1(a) and 9.1(b) may be omitted from any Warrants or Warrant Stock sold by a Holder to the maker of the Tender Offer.

                  (d) Notwithstanding anything in this Warrant to the contrary, no Holder may effect a Transfer to any Direct Competitor of the Company if such Transfer would result in such Direct Competitor owning a 5% or greater interest in the Company (assuming full exercise of the Warrants so Transferred). "Direct Competitor" shall mean a Person determined in good faith by the Company's Board of Directors to be a direct competitor of the Company.

                  9.3 Listing on Securities Exchange or NASDAQ. If the Company shall list any shares of Common Stock on any securities exchange or on NASDAQ, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange or NASDAQ rules, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed during any such Exercise Period.

                  9.4 Covenant Regarding Consents. The Company hereby covenants to use its best efforts upon request of one or more Holders to seek any waivers or consents, or to take any other action required, to effectuate the exercise of this Warrant by any Holder, provided that this Section 9.4 shall not require the expenditure of any sums of money by the Company.

SECTION 10.       LOSS OR MUTILATION

                  Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that a written indemnity of KKR 1996 or its affiliates shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder (without expense to the Holder); provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

SECTION 11.        OFFICE OF THE COMPANY

                  As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

SECTION 12.        FINANCIAL AND BUSINESS INFORMATION

                   12.1 Filings. The Company will file on or before the required date (including any permitted extensions) all required regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to each Holder of a Warrant or Warrant Stock promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any registration statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by the Company with (i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed.

SECTION 13.        LIMITATION OF LIABILITY

                  No provision hereof, in the absence of affirmative action by the Holder hereof to receive shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for any value subsequently assigned to the Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 14.        MISCELLANEOUS

                   14.1 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder hereof shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder hereof such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by such Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                   14.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by confirmed facsimile, promptly followed by overnight delivery, addressed as follows:

                   (a) If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose.

                   (b) If to the Company at:

                   PRIMEDIA Inc.
                   745 Fifth Avenue
                   New York, NY 10151
                   Attn:  Beverly C. Chell

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail or upon receipt of facsimile confirmation after the same has been deposited for overnight delivery.

                   14.3 Successors and Assigns. Subject to the provisions of Sections 3.1, 9 and 10, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder. Without limitation to the foregoing, in the event that KKR 1996 distributes or otherwise transfers any shares of the Registrable Securities to any of its present or future general or limited partners, the Company hereby acknowledges that the registration rights granted pursuant to the Registration Rights Agreement shall be transferred to such partner or partners on a pro rata basis, and that at or after the time of any such distribution or transfer, any such partner or group of partners may designate a Person to act on its behalf in delivering any notices or making any requests hereunder.

                   14.4 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then receivable upon exercise of all Warrants whether or not then exercisable, provided that no such Warrant may be modified or amended in a manner which is adverse to KKR 1996 or any of its successors or assigns, so long as such Person holds any Warrants or Warrant Stock, without the prior written consent of such Person.

                   14.5 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                   14.6 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                   14.7 GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND EACH HOLDER CONSENTS TO PERSONAL JURISDICTION, WAIVES ANY OBJECTION AS TO JURISDICTION OR VENUE, AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE PARTIES AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT CERTIFICATE AND THE WARRANTS EVIDENCED HEREBY. SERVICE OF PROCESS ON THE COMPANY OR ANY HOLDER IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY IN ACCORDANCE WITH THE PROCEDURES AND REQUIREMENTS SET FORTH IN SECTION 14.2.

                   14.8 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon.

Dated:  August 24, 2001

                                          PRIMEDIA Inc.


                                          By: _____________________________
                                              Name:
                                              Title:

                                   EXHIBIT A

                               SUBSCRIPTION FORM

                [To be executed only upon exercise of Warrant]

                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for _______ shares of Common Stock of PRIMEDIA Inc., all on the terms and conditions specified in this Warrant and

/ / herewith tenders payment of the Aggregate Exercise Price for the number of shares of Common Stock specified above to the order of PRIMEDIA Inc. in the amount of $_________ in accordance with the terms hereof;

                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant in respect of _______ shares of Common Stock of PRIMEDIA Inc., all on the terms and conditions specified in this Warrant and

/ / elects not to pay the Aggregate Exercise Price with respect to the shares of Common Stock specified above and, in lieu thereof, elects to surrender this Warrant (or the relevant portion thereof) in exchange for such number of shares of Common Stock having an aggregate value equal to the difference between (x) the aggregate Fair Market Value of the number of shares of Common Stock specified above and (y) the Aggregate Exercise Price in respect of such number of shares.

                  The undersigned requests that certificates for [all] [_________ of] the shares of Common Stock hereby received (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ______________________ _______________________________ whose address is ________________________________ [add any additional names and addresses together with the number of shares of Common Stock (and any securities or other property issuable upon such exercise) to be issued to such person or entity)] and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


------------------------------
  (Name of Registered Owner)


------------------------------
  (Signature of Registered Owner)


------------------------------
  (Street Address)


------------------------------
  (City) (State) (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT B

                                ASSIGNMENT FORM

                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock, adjusted as of the date of this assignment as provided in the Warrant, set forth below:

                                                        No. of Shares of
Name and Address of Assignee                              Common Stock
----------------------------                            ----------------








and does hereby irrevocably constitute and appoint __________
__________________ attorney-in-fact to register such transfer on the books of PRIMEDIA Inc. maintained for the purpose, with full power of substitution in the premises.

Dated: _______________________________                        Print

Name:  _______________________________

Signature:  __________________________

Witness:  ____________________________

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.